Exhibit 99.1

Riverbed Announces Preliminary Third Quarter Fiscal Year 2014 Results and Other Actions

Restructuring Plan Underway to Reduce Costs
Board to Undertake Comprehensive Review of Strategic and Financial Alternatives

October 9, 2014--Riverbed Technology (NASDAQ:RVBD), the leader in application performance infrastructure, today announced preliminary financial results for the third quarter fiscal 2014 (Q3'14).

Non-GAAP revenue for Q3’14 is expected to be in the range of $276 million to $277 million, compared to the company’s previous guidance of $285 million to $291 million. The revised guidance primarily reflects lower than expected growth in the company’s WAN Optimization and virtual ADC businesses. The company narrowed its Q3’14 non-GAAP earnings guidance to a range of $0.30 to $0.31 per diluted share, compared with the company’s prior guidance range of $0.30 to $0.32 per diluted share.
The company also announced that it has initiated a restructuring plan in order to reduce annual costs by $20 million to $25 million and improve annual operating margins by 1% to 2%. The company expects these restructuring efforts to be substantially complete by the end of calendar 2014.
“In light of current business conditions, we are taking decisive steps to improve our cost structure in order to drive enhanced operating performance,” said Jerry M. Kennelly, chairman and CEO, Riverbed.  “We believe these actions enable us to deliver increased value to our shareholders while continuing to deliver the products and support expected by our customers.”
In addition to these restructuring initiatives, Riverbed's Board of Directors has determined to undertake a comprehensive review, with the assistance of its advisors, of strategic and financial alternatives to enhance shareholder value.  There is no set timetable for the review process.  The company does not intend to disclose or comment on further developments unless and until its Board approves a specific action or it otherwise concludes its review of alternatives.
Riverbed will host a conference call to report third quarter results October 23, 2014, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time); the company will provide further details on the financial results and restructuring plans at that time. The call will be broadcast live over the Internet at http://www.riverbed.com/investors, and a replay of the webcast will be available for 12 months.

Use of Non-GAAP Financial Information
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and non-GAAP net income per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operating expenses. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:
Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory that would not have otherwise been recorded by the acquired entity.
Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future revenues as well.
Acquisition related expenses: We incur significant expenses in connection with our acquisitions. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, facilities consolidation and exit costs, integration related professional services and legal fees associated with acquisition related lawsuits.
Other expenses are those which we would not otherwise have incurred in the periods presented as a part of our ongoing expenses. In this quarter, Other expenses included:
Operating lease not in service - We entered into an operating lease on a new corporate headquarters in San Francisco. The lease accounting rules require that rent expense begin on a straight line basis starting in the period that we have the right to access the new facility. We gained the right to access the facility in November 2013 to begin constructing our leasehold improvements. We occupied the new facility in the second quarter of 2014. We believe that the duplicate rent of the new facility during the construction period is not representative of the ongoing operating costs of the company.

Non-routine corporate governance and shareholder matters - Beginning in the fourth quarter of 2013, we began incurring professional service fees related to non-routine corporate governance and shareholder matters. We believe these fees are not representative of the ongoing operating costs of the company.
Forward Looking Statements
This press release contains forward-looking statements, including statements regarding our ability to grow the business and deliver targeted earnings performance, our expected revenues and earnings for the quarter ended September 30, 2014, as well as statements regarding the expected effect and timing of our restructuring plan to reduce costs and improve our operating margins and performance. These forward-looking statements involve risks and uncertainties, including potential discrepancies between management's preliminary analysis and the final results for the quarter ended September 30, 2014 to be announced on October 23, 2014, and our ability to realize the benefits of our planned restructuring.  These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to timely and effectively implement our restructuring plan, our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed's business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2013, and our subsequent quarterly reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.
About Riverbed
Riverbed, at more than $1 billion in annual revenue, is the leader in Application Performance Infrastructure, delivering the most complete platform for Location-Independent Computing. Location-Independent Computing turns location and distance into a competitive advantage by allowing IT to have the flexibility to host applications and data in the most optimal locations while ensuring applications perform as expected, data is always available when needed, and performance issues are detected and fixed before end users notice. Riverbed’s 25,000+ customers include 97% of both the Fortune 100 and the Forbes Global 100. Learn more at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

INVESTOR RELATIONS CONTACT
Riverbed Technology
Shanye Hudson
415.527.4709
shanye.hudson@riverbed.com

MEDIA CONTACT
Sard Verbinnen & Co
John Christiansen / Michael Henson
415-618-8750 / 212-687-8080
jchristiansen@sardverb.com / mhenson@sardverb.com